Word Mark
Goods and Services

H BAR C RANCHWEAR
IC 025. US 039. G & S: MEN'S, LADIES, BOYS', AND
GIRLS' CLOTHING-NAMELY, TROUSERS, SLACKS, SHIRTS,
BLOUSES, SUITS, SPORT COATS, JACKETS, TOPS, CO-
ORDINATED SETS OF JACKET AND PANTS, LEISURE SUITS,
VESTS, SKIRTS, SWEATERS, COLD WEATHER JACKETS AND
COATS, RIDING BREECHES, RIDING JODHPURS, AND RIDING
COATS. FIRST USE: 19410312. FIRST USE IN COMMERCE:
19410312

Mark Drawing Code

(3) DESIGN PLUS WORDS, LETTERS, AND/OR NUMBERS

Design Search Code

071303 071504 270305

Serial Number

73037372

Filing Date

November 18, 1974

Registration Number

1025294

Registration Date

November 18, 1975

Owner

(REGISTRANT) HALPERN & CHRISTENFELD, INC. CORPORATION
NEW YORK 101 W. 21ST ST. NEW YORK NEW YORK 10011

(LAST LISTED OWNER) CALIFORNIA RANCHWEAR INC.
CORPORATION ASSIGNEE OF CALIFORNIA 14600 SOUTH MAIN
STREET GARDENIA CALIFORNIA 90248

Assignment Recorded

ASSIGNMENT RECORDED

Attorney of Record

WILLIAM T. HOUGH

Prior Registrations

0645433

Disclaimer

APPLICANT DISCLAIMS THE TERM "RANCHWEAR" APART FROM THE MARK AS SHOWN.

Type of Mark

TRADEMARK

Register

PRINCIPAL

Affidavit Text

SECT 15. SECT 8 (6-YR).

Renewal

1ST RENEWAL 19951128

Live/Dead Indicator

LIVE